EXHIBIT 4.6

See Restrictive Legends on Reverse

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE SIDE FOR CERTAIN DEFINITIONS

GOLD RUN INC.

TOTAL AUTHORIZED ISSUE

100,000,000 SHARES PAR VALUE $.000001 EACH

COMMON STOCK

SPECIMEN

This is to Certify that ______________________ is the owner of ______________________ fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate, properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated:

FOR CALIFORNIA INVESTORS:
This offering has been qualified in California on a limited basis only. The only California purchasers to whom offers and sales of our Common Stock may be made are those persons who have met certain suitability standards. The California Department of Corporations refers to and has specified this standard as a "super suitability" standard, meaning that any prospective California purchaser of our Common Stock must have not less than: i) $250,000 liquid net worth (exclusive of home, home furnishing and automobile) plus $65,000 gross annual income; or ii) $500,000 liquid net worth. Additionally, the investment cannot exceed ten percent of the purchaser's liquid net worth.

The California Department of Corporations has withheld the exemptions for secondary trading in California otherwise available under California Corporation Code Section 25104(h), although there may be other exemptions available that cover private sales in California by a bona fide owner for his own account without advertising and without being effected by or through a broker-dealer in a public offering.

FOR NEW JERSEY INVESTORS:
These securities may be sold in New Jersey only through a registered broker-dealer or in reliance upon an exemption from registration.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the list.

TEN COM	– as tenants in common	UNIF GIFT MIN ACT – ________ Custodian ________ (Minor)
TEN ENT	– as tenants by the entireties	under Uniform Gifts to Minors Act ________ (State)
JT TEN	– as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT – ________ Custodian ________ (Minor) under ________ (State) Uniform Transfer to Minors Act

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For value received, the undersigned hereby sells, assigns and transfers unto ________

____
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

____

________ *Shares*

represented by the within Certificate, and hereby irrevocably constitutes and appoints ________

________ *Attorney to transfer the said*

shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated, ________

In presence of ________

____

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement, or any change whatever.